Exhibit 99.1

RADIANT LOGISTICS, INC. COMPLETES ACQUISITION OF CANADA-BASED WHEELS GROUP INC.

BELLEVUE, WA   April 2, 2015 – Radiant Logistics, Inc. (“Radiant”) (NYSE MKT: RLGT) today announced that it has completed its acquisition of Wheels Group Inc. (“Wheels”) (TSXV: WGI), one of the largest non-asset based third party logistics providers based in Canada.  Pursuant to an Arrangement Agreement and court administered Plan of Arrangement governed by Canadian law, Radiant, through its newly formed wholly-owned subsidiary Radiant Global Logistics Ltd. , acquired all of the outstanding common shares of Wheels (the “Arrangement”). The combined company will continue to trade on the NYSE MKT under the symbol “RLGT.”

Under the Arrangement, Radiant purchased all of the outstanding common shares of Wheels for CAD$0.77 per share, payable in cash and shares of Radiant common stock. The total equity value of the transaction is approximately CAD$68.9 million, which consists of approximately CAD$33.9 million in cash and CAD$35.0 million in Radiant common stock. With historic Wheels net debt of approximately CAD$30.0 million that was refinanced in connection with the Arrangement, the total enterprise value of the transaction is approximately CAD$99.0 million.

Radiant financed the cash portion of the consideration and related fees and expenses through (1) advances under a new USD$65.0 million senior secured revolving cross-border credit facility with Bank of America, N.A. and Bank of Montreal (replacing its exiting USD$30.0 million facility), (2) a CAD$29.0 million senior secured Canadian term loan from Integrated Private Debt Fund IV LP, and (3) a USD$25.0 million subordinated secured term loan from Alcentra Capital Corporation and Triangle Capital Corporation.

Bohn Crain, Founder and CEO of Radiant, commented: "We are very excited to partner with the Wheels organization, which represents a service line and geographic expansion for both companies. We believe the acquisition further enhances the value proposition we offer our existing operating partners who will now have the opportunity to access a broad range of rail and truck brokerage capabilities in the U.S. and Canada while further differentiating us in the marketplace as we seek to attract additional operators to our platform.”

Crain continued, “In connection with this transaction we are also very pleased to welcome Bank of Montreal as a new participant in our expanded senior credit facility. Post-closing we continue to enjoy significant financial flexibility to execute our growth strategy with over $40.0 million in availability under our new BofA/BMO facility. It remains an exciting time for Radiant. We continue to develop a robust pipeline of additional acquisition candidates, and we look forward to continuing our organic and acquisitive growth model and providing further updates as things develop.”

Wheels, founded in 1988, provides intermodal and truck brokerage services throughout the United States and Canada along with third party logistics solutions and value added warehouse and distribution service offerings in support of U.S. shippers looking to access the Canadian markets. Wheels’ Canadian operations are headquartered Toronto, Ontario, while its U.S. operations are headquartered in Chicago, Illinois.

Additional information about the Arrangement is set forth in: (i) Wheels’ management information circular dated February 24, 2015, which can be accessed online under Wheels’ issuer profile on SEDAR at www.sedar.com; and (ii) Radiant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 23, 2015, which can be accessed online under Radiant’s issuer profile at www.sec.gov, and on Radiant’s website at www.radiantdelivers.com.

Fox Rothschild LLP and Norton Rose Fulbright Canada LLP served as legal advisors to Radiant.  Bennett Jones LLP and Katten Muchin Rosenman LLP served as legal advisors to Wheels.

About Radiant Logistics, Inc.

Radiant (www.radiantdelivers.com) is a non-asset based transportation and logistics company providing domestic and international freight forwarding services and an expanding array of value-added solutions, including customs and property brokerage, order fulfillment, inventory management and warehousing. Radiant operates through a network of company-owned and independent agent offices across North America under the Radiant, Airgroup, Adcom, DBA and On Time network brands servicing a diversified account base, including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

About Wheels Group Inc.

Founded in 1988, Wheels is a leading North American third party supply chain logistics ("3PL") provider. As a non-asset provider, Wheels develops advanced supply chain solutions delivered through its qualified partner network of over 6,000 truck, rail, air and ocean carriers. Wheels serves consumer goods, food and beverage, manufacturing and retail clients through 18 offices throughout the United States and Canada. Wheels has been named one of Canada's Best Managed Companies since 1997, Platinum since 2003, one of North America's Top 100 3PL Companies and one of the Top 100 Food 3PLs.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. Forward-looking statements include statements that are not historical facts and are generally, but not always, identified by the use of words such as "anticipate", "continue", "estimate", "expect", "expected", "intend", "may", "will", "project", "plan", "should", "believe" and similar expressions (including negative variations), These forward-looking statements involve risks and uncertainties that include, among others, risks discussed in our filings with the SEC and the following additional uncertainties and assumptions that relate to: continued relationships with our operating partners; challenges in locating suitable acquisition opportunities and securing the financing necessary to complete such acquisitions; general industry conditions and competition; domestic and international economic and political factors; transportation costs; our ability to mitigate, to the best extent possible, our dependence on current management and certain of our larger operating partners; laws and governmental regulations affecting the transportation industry in general and our operations in particular. In addition, our acquisition of Wheels subjects us to additional risks and uncertainties, such as: the expected impact of the acquisition on our results of operations; fluctuations in the value of the Canadian dollar relative to the U.S. dollar, particularly as we begin to generate additional revenue in Canada; our significantly increased levels of indebtedness as a result of the transaction, which could limit our operating flexibility and opportunities; our ability to satisfy our obligations and meet required financial and other covenants necessary to maintain and draw funds from the credit facilities that we recently put in place; our ability to realize the anticipated synergies and cost savings from the Wheels acquisition that we have projected, which contemplates, among other things, additional revenue opportunities, the elimination of costs associated with redundant operations, and the consolidation of facilities; our ability to maintain positive relationships with Wheels’ third-party transportation providers, suppliers and customers; our ability to retain and attract qualified personnel to operate the Wheels business; Wheels’ ability following the acquisition to maintain and grow its revenues and operating margins in a manner consistent with its most recent operating results and trends and our expectations regarding Wheels’ future growth; and unexpected costs, liabilities, charges or expenses resulting from the transaction. More information about factors that potentially could affect Radiant’s financial results is included Radiant’s filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent filings. Radiant disclaims any intention or obligation to update any forward-looking statement even if new information becomes available, as a result of future events or for any other reason. The forward-looking statements contained herein are expressly qualified in their entirety by this cautionary statement.

None of the shares issued by Radiant in connection with the Arrangement have been or will be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or any state securities laws, and any securities issued in the Arrangement are anticipated to be issued in reliance upon the exemptions from such registration requirements pursuant to Section 3(a)(10) of the U.S. Securities Act and applicable exemptions under state securities laws.  This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

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Investor Contact:	Media Contact:
Stonegate, Inc.	Radiant Logistics, Inc.
Casey Stegman	Ryan McBride
972-850-2001	(425) 943-4533
casey@stonegateinc.com	rmcbride@radiantdelivers.com